Exhibit 10.5.15
April 9, 2003
Ms. Mirjana Popovich
Vice President Director of Operation
Wirthlin Worldwide
4665 Cornell Road, Suite 150
Cincinnati, OH 45242

RE:	Officeplex at Blue Ash
Wirthlin Worldwide — Second Amendment to Lease
Dear Mirjana:
Enclosed please find for your records an originally executed Second Amendment to Lease in regard to your space at 4665 Cornell Road, Blue Ash, Ohio. If you have any questions or concerns, please do not hesitate to contact us.
Sincerely,
GRUBB & ELLIS/WEST SHELL COMMERCIAL
Cynthia A. Goodson
Office Team Assistant
Enclosure

West Shell Commercial, Inc.	Document 2 Grubb & Ellis Knight Frank
221 E. 4th Street Suite 2400 Cincinnati, OH 45202 513.721.4200 513.721.0630 fax
www.westshellcom.com
Independently Owned and Operated	[ILLEGIBLE]

SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made as of the 27th day of March 2003, by and between CR BLUE ASH LLC, a Delaware limited liability company (“Landlord”), and WIRTHLIN WORLDWIDE, INC., a California corporation (“Tenant”).
WITNESSETH
     WHEREAS, Colonial Norfolk Limited Partnership, the original landlord, and The Answer Group, the original tenant, entered into that certain Commercial Lease Agreement, dated August 14, 1990 (“Lease”), for space known as Suite 150, which originally consisted of approximately 6,413 square feet (“Original Premises”), in the building located at 4665 Cornell Road, Blue Ash, Ohio, which Building commonly known as OfficePlex Office Building (“Building”); and
     WHEREAS, due to the substantial expansion requirements of the Tenant, OfficePlex Partners, successor in interest to the original landlord, agreed to lease to the original tenant additional space in the Building consisting of Suites 160 and 167 (“Released Premises”).
     WHEREAS, on or about December 18, 2000, OfficePlex Partners and Tenant, as successor in interest to The Answer Group, entered into that certain First Lease Amendment whereby the term of the lease for the Original Premises and the Released Premises was extended to May 31, 2006. The Lease and the First Lease Amendment are collectively referred to herein as the “Lease.”
     WHEREAS, Landlord, a successor in interest to OfficePlex Partners, and Tenant desire to substitute the Released Premises for another space in the Building and to modify certain other terms and provisions of the Lease, all subject to the terms, covenants, and conditions of this Second Amendment; and
     WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, Suites 255 and 265 of the Building, consisting of approximately 9,695 rentable square feet of space, and to substitute such space for the Released Premises on the terms set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease in the following respects only:
     I. LEASE IN FULL FORCE AND EFFECT; DEFINITIONS
     Except as herein modified or amended, the provisions, conditions, and terms of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto. Capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent such capitalized terms are defined therein and are not redefined in this Second Amendment.

     II. TERM
     The Term of the Lease for the Original Premises and the Released Premises is scheduled to expire on May 31, 2006. The parties agree that the Term for the Original Premises shall not be extended by this Second Amendment. The parties further agree that the Term for the Substitute Premises (as hereinafter defined) shall commence on the Substitute Premises Commencement Date (as hereinafter defined) and shall expire on May 31, 2008.
     III. RELOCATION OF THE PREMISES
     Landlord and Tenant hereby agree that, effective as of the “Substitute Premises Commencement Date” (hereinafter defined), in place of the Released Premises, Tenant will lease approximately 9,695 rentable square feet of space on the second (2nd) floor of the Building, commonly known as Suites 255 and 265, as shown on Exhibit A attached hereto (“Substitute Premises”). The Substitute Premises shall be subject to all of the terms and conditions of the Lease, except to the extent expressly modified herein. Effective as of the Substitute Premises Commencement Date, the term “Premises” shall mean the Original Premises and Substitute Premises, unless the context otherwise requires. Notwithstanding anything to the contrary stated herein, the Lease shall continue with respect to Suite 150, which shall consist of approximately 6,626 rentable square feet.
     The “Substitute Premises Commencement Date” shall be June 1, 2003. Landlord shall deliver possession of the Suite 255 to Tenant with the “Improvements” (hereinafter defined) to be constructed in Suite 255 substantially completed on or before May 23, 2003. Tenant shall relocate its business operations from the Released Premises to the Suite 255 of the Substitute Premises on May 23, 2003. Tenant hereby agrees to surrender the Released Premises to Landlord on or before May 23, 2003 (except as otherwise set forth in the remainder of this paragraph) in the condition required under the Lease, as if the Term for the Released Premises were expiring on that date. Although Landlord shall use its best efforts to substantially complete the Improvements to Suite 265 by May 23, 2003, the parties acknowledge that the Improvements to Suite 265 may not be substantially completed by May 23, 2003. If such Improvements are not substantially completed by such date, then (i) Landlord shall diligently pursue the construction of the Improvements on Suite 265 until substantially completed; and (ii) Tenant shall not be required to vacant Suite 160 until seven (7) days after Landlord has substantially completed Suite 265 and delivered possession thereof to Tenant. Landlord shall diligently pursue the full completion of Improvements on the Substitute Premises within sixty (60) days after delivery of the Substitute Premises, subject to any delays beyond the reasonable control of Landlord or delays caused by Tenant.
          IV. BASE RENTAL
     Prior to the Substitute Premises Commencement Date, Tenant shall continue to pay base rental in the same manner and in the same amount as required by the Lease. Commencing on the Substitute Premises Commencement Date, Tenant shall pay base rental in the same manner as required by the Lease, in accordance with the following schedule for the Substitute Premises (in addition to the base rental for the Original Premises at the rental rate set forth in the First Lease Amendment:

Period	Rent/Sq. Ft.	Monthly Rent	Annual Rent
June 1, 2003 to May 31, 2005	$16.57(psf)	$13,387.18	$160,646.16
June 1, 2005 to May 31, 2006	$17.07(psf)	$13,791.14	$165,493.68
June 1, 2006 to May 31, 2008	$17.57(psf)	$14,195.01	$170,340.12
If the Substitute Premises Commencement Date occurs on a day other than the first day of a calendar month, the base rental for such partial calendar month shall be the sum of: (a) the monthly base rental for such month as provided in the Lease, plus (b) the difference between the monthly base rental provided above and the monthly base rental provided in the Lease, prorated on a per diem basis based upon the number of days from the Substitute Premises Commencement Date through the last day of such calendar month.
V. TENANT’S SHARE
     For purposes of calculating Tenant’s prorate share of the operating expenses for the Substitute Premises and for all other purposes under the Lease, effective as of the Substitute Premises Commencement Date, Tenant’s share for the Substitute Premises shall be 10.27% (based upon a total of 94,356 rentable square feet, which is the total rentable square footage of the Building). For the Substitute Premises, Tenant shall pay Tenant’s share of the increases of the operating expenses for the applicable fiscal year above the “Base Operating Expense Allowance”. The Base Operating Expenses Allowance is the annualized dollar amount of 2003 operating expenses. Tenant shall continue to pay pursuant to the Lease the prorata share of the operating expenses allocated to the Original Premises.
     VI. CONDITION OF SUBSTITUTE PREMISES
     TENANT HEREBY ACKNOWLEDGES AND AGREES THAT LANDLORD’S SOLE OBLIGATION WITH RESPECT TO THE PREPARATION OF THE SUBSTITUTE PREMISES FOR TENANT’S OCCUPANCY SHALL BE THE SUBSTANTIAL COMPLETION OF THE “IMPROVEMENTS,” AND THAT, EXCEPT FOR THE IMPROVEMENTS SPECIFIED HEREIN LANDLORD IS LEASING THE SUBSTITUTE PREMISES TO TENANT “AS-IS”, WITHOUT REPRESENTATIONS OR WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS, OR HABITABILITY, AND WITHOUT OBLIGATION TO ALTER, REMODEL, IMPROVE, REPAIR OR DECORATE ANY PART OF THE SUBSTITUTE PREMISES OR ANY OTHER PORTION OF THE BUILDING.
     VII. TENANT IMPROVEMENTS
     For the Substitute Premises, Landlord shall provide Tenant with a total Tenant Finish Allowance of up to $91,027.00 ($9.389 per square foot). Said Tenant Finish Allowance shall be used by Tenant in the Substitute Premises for the work set forth on Exhibit B, attached hereto and made a part hereof (collectively the “Improvements”). Landlord shall perform all work required to complete the Improvements, up to a total cost of $91,027.00 and Landlord represents to Tenant that the cost of the Improvements as set forth on Exhibit B and as depicted on Exhibit A shall not exceed the Total Finish Allowance. In the event Tenant requests changes to the

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Improvements, the scope of work or adds other work or improvements in the Substitute Premises the cost of which exceeds $91,027,00, Tenant shall be notified in advance and responsible for the payment of all such excess costs. When Landlord ascertains that costs will exceed the maximum amount Landlord is required to pay, as provided above. Landlord will so notify Tenant and Tenant may, at its discretion, either (i) perform all such work and bill Tenant for the amount due (which Tenant shall pay with its next rental payment), or (ii) bill Tenant in advance and the requested work shall not be commenced until Tenant has paid the amount due and owing.
     VIII. TERMINATION OPTION
     On or before January 1, 2006, Tenant may give written notice to Landlord that Tenant will terminate the Lease on the May 31, 2006 (“Early Termination Date”), in which event, the Lease shall terminate as to the Substitute Premises on the Early Termination Date, provided Tenant pays the base rental as provided above through and including the Early Termination Date, and makes a payment to Landlord on or before the Early Termination Date, of the “Unamortized Commission, Release & Tenant Improvement Costs”. The Unamortized Commission, Release & Tenant Improvement Costs is agreed to be $113,768.54, which is calculated as set forth on Exhibit C, attached hereto and made a part hereof. In the event that Tenant exercises this option, the Term with respect to the Original Premises and the Substitute Premises shall be coterminous.
     IX. BROKERS
     Tenant represents that Tenant has dealt directly with and only with Grubb & Ellis West Shell Commercial as the broker in connection with this Second Amendment, and that insofar as Tenant knows, no other broker negotiated this Second Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord, any mortgagee holding an interest in the Building, and their respective agents and employees harmless from any and all claims of any other brokers in connection with this Second Amendment.
     X. NOTICES
     Notwithstanding anything in the Lease to the contrary, notices to Landlord required under the Lease, as amended shall be addressed;
CR BLUE ASH, LLC.
c/o Grubb & Ellis West Shell Commercial
Attn.; Karen Congdon
221 east Fourth Street
2400 Atrium Two
Cincinnati, OH 45202
     XI NO PERSONAL LIABILITY
     This Second Amendment is executed by the undersigned Landlord and/or its authorized agent, Grubb & Ellis West Shell Commercial, not personally, but solely as Landlord or its authorized agent, and it is expressly understood and agreed by the parties hereto, anything

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contained herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representations, and agreements herein made are made and intended, not as personal covenants, undertakings, representations, and agreements of the Landlord, individually, but are made and intended only to bind Landlord’s interest in the Premises and the Building, and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against, said Landlord or any partner, officer, director, shareholder, or agent thereof, or under any covenant, undertaking, representation, warranty, or agreement herein contained, either expressed or implied; all such personal liability, if any, being and is expressly waived and released by the parties hereto or holder hereof, and by all persons claiming by or through or under said parties or holder hereof. Landlord and Tenant hereby represent, each to the other, they have the power and authority to enter into this Second Amendment.
     XII. MISCELLANEOUS
     A. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not provide janitorial services within the Substitute Premises, but Landlord’s obligation to provide janitorial services to the Original Premises shall continue.
     B. Tenant shall have the right to use 4.5 unreserved parking spaces at the Building per 1,000 total rentable square feet of the Original Premises and the Substitute Premises commencing on the Substitute Premises Commencement Date through the expiration of the Term. Based on the current rentable square footage, Tenant would, therefore, be entitled to use 74 unreserved parking spaces at the Building, which is subject to change in the event the total rentable square footage is adjusted.
     C. Subject to any delay caused by events beyond the reasonable control of Landlord, on or before May 23, 2003, Landlord shall complete installation of new tile flooring off the elevator on the second floor lobby. The balance of the second floor renovation improvements shall also be completed during the calendar year 2003.
     D. Paragraph 5 of the First Lease Amendment is hereby deleted in its entirety.
[SIGNATURE PAGE FOLLOWS]

5

     IN WITNESS WHEREOF, the parties have executed or caused this Second Amendment to Lease to be executed by proper parties thereunto duly authorized so to do as of the day and year first above written.

LANDLORD:

CR BLUE ASH LLC, a Delaware limited
liability company

Witnesses:

/s/ MELBAD GENES	By	/s/ [ILLEGIBLE]

Manager

TENANT:

WIRTHLIN WORLDWIDE, INC., a California
corporation

Witnesses:

/s/ ANNE [ILLEGIBLE]	By	/s/ Joel A. White

Name: Joel A. White
Title: Chief Financial Officer

STATE OF VIRGINIA	)
)SS:
COUNTY OF FAIRFAX	)
     Before me, a Notary Public in and for said County and State, personally appeared Joel A. White, who acknowledged the execution of the above and foregoing Lease Amendment for and on behalf of Wirthlin Worldwide, Inc., and who, being first duly sworn, stated that(s) he is empowered and authorized to execute the attached and foregoing Lease Amendment.
     Witness my hand and Notary Seal this 27th day of March, 2003.

/s/ Joanne Hansen
Notary Public

My Commission Expires: 4-30-03

6

STATE OF ILLINOIS	)
)SS:
COUNTY OF COOK	)
     Before me, a Notary Public in and for said County State, personally appeared [ILLEGIBLE], who acknowledged the execution of the above and foregoing Lease Amendment for and on behalf of CR BLUE ASH, LLC, and who, being first duly sworn, stated he is empowered and authorized to execute the attached and foregoing Lease Amendment.
     Witness my hand and Notary Seal this 5th day of April, 2003.

/s/ JUNE A. GEORGE

Notary Public
My Commission Expires:

7

EXHIBIT A
SUBSTITUTE PREMISES

A-1

EXHIBIT B
IMPROVEMENTS
Landlord shall provide an allowance up to $91,027 for Tenant’s retrofit for the Substitute Premises, which is the estimated cost of build out using building standard materials for both Suite 255 and 265 comprised of 9,695 /RSF. This includes:
•	Remove walls as noted on plan

•	Replace walls as noted on plan

•	Viewing room walls require additional soundproofing

•	Add doors as noted on plan

•	4 viewing rooms with half height one way mirrors with well insulated walls

•	Viewing rooms to be equipped with two levels elevated/tiered and carpeted platform with built in desktop with formica with two additional electrical outlets per platform or tier viewing area

•	3 client lounge areas

•	two sets of double doors as noted on plan

•	Kitchen “A” (Suite 255) with one sink, 2 dishwashers and 2 ovens/or convection ovens for the purpose of warming foods. Kitchen “B” (Suite 265) “as is”

•	Refrigerators(2) to be supplied by Tenant — Landlord to provide electric

•	Ice maker to be supplied by Tenant- Landlord to provide plumbing

•	Walls to be painted as needed

•	Kitchen countertops to be formica — building standard basic — color to be chosen by Tenant

•	Kitchen cabinets — building standard basic

•	Wallpaper to be removed as needed and painted with accent color to match or coordinate with existing color scheme

•	Carpet to be removed as needed and replaced as needed with color to match or coordinate with existing color scheme

•	VCT tile flooring in kitchen — building standard basic — color to be chosen by Tenant

•	Ceiling tiles as needed

•	Electronic lock to allow visitor access after hours

•	Sound batting installed in walls for privacy areas

EXHIBIT C
UNAMORTIZED COMMISSION, RELEASE AND
TENANT IMPROVEMENT COSTS
Unamortized Commission, Release and Tenant Improvement Costs is equal to: The unamortized cost if equal to six (6) months rent and calculated as follows:

Buildout (both Suites 255 & 265):	$91,027.00
Fees: (Architect, Attorney, Realtor)	$22,400.00
1st Release Space (3 year rent) Suite 167	$37,174.50
2nd Release Space (3 year rent difference) Suite 160	$84,744.00

Total	$233,345.50
NOTE: AMT is 5 years; INT is 8%; the monthly PMT is $4,740.36 multiplied by 24 months equals $113,768.54/$13,791 (monthly rent at 36 months) equals 8.25 months rent.

C-1

FIRST LEASE AMENDMENT
This First Amendment to Lease (“First Amendment”) dated as of the 18 day of December, 2000, by and between Wirthlin Worldwide, successor to interest to The Answer Group (“Lessee”) and Office Plex Partners (“Lessor”).
WITNESSETH:
WHEREAS, Colonial Norfolk Limited Partnership entered into a Commercial Lease Agreement signed August 14, 1990 with the Answer Group for suite 150 consisting of 6413 sq. ft. located on the first floor of the OfficePlex of Blue Ash, 4665 Cornell Road, Blue Ash, Ohio 45241 and said lease expired on January 31, 1996; and
WHEREAS, due to the substantial expansion requirements of the Lessee, additional space was needed which resulted in a new lease being executed between OfficePlex Partners, successor in interest to Colonial Norfolk Limited Partnership, Lessor, and the Answer Group, Lessee, for suite 150 consisting of approximately 11,656 sq. ft. in the building located at 4665 Cornell Road, Blue Ash, Ohio for a lease term of five years commencing on June 1,1996 and set to expire on May 31, 2001; and
WHEREAS, both Lessor and Lessee wish to modify the existing Lease and extend the term of the Lease.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby mutually acknowledged, Lessor and Lessee agree as follows:
1.	TERM: Lessor and Lessee agree to extend the term of the lease for an additional five (5) years commencing on June 1, 2001 and expiring on May 31, 2006.

2.	RENEWAL OPTION: Provided the Lessee is not in default, the Lessor shall grant one (1) five (5) year option to renew this lease subject to the Lessee providing the Lessor with at least 180 days prior written notice of their intention to renew, and subject to the then market rental rate for the building, but in no event less than $16.50 per sq. ft. per year.

3.	RENTAL RATE: The rental rate, including operating expenses at the current cost, shall be $16.50 per sq. ft., per year (fixed) for five years, however, if operating expenses increase over a base year of 2001, Lessee shall be responsible for their pro rate share of any increases as stated in Section 3(d), with the exception that the “$5.50 per sq. ft. base rate as stated in the Lease in line 3 of
Section 3(d) shall be adjusted to reflect the actual cost of operating expenses for the year 2001.

4.	TENANT IMPROVEMENT ALLOWANCE: Lessor agrees to provide the Lessee with a $10.00 per sq. ft. improvement allowance to be used for paint, carpet, demolition and construction of partitions, etc. Lessee shall also be permitted to use said monies to acquire depreciable assets such as furniture and office equipment. Tenant Improvement monies may not be used to purchase furniture and equipment for other Wirthlin Worldwide offices or to replace items moved from the Cincinnati office to another office of Wirthlin Worldwide. In addition, tenant improvement monies may not be spent to pay routine operating expenses. Lessor agrees to pay for the above stated expenditures upon issuance of invoices from Lessee.

It is also agreed that any unused monies remaining in the Tenant Improvement allowance as of December 31, 2001, may be used by the Lessee to offset rents due beginning January 1, 2002.

5.	EXPANSION: Lessor shall provide the Lessee with the First Right of Refusal to lease Suite 162 (2195 R.S.F.) throughout the term of this lease. In the event the Lessor has a bonafide prospect to lease said space, Lessor shall provide Lessee written notice of such interest and Lessee shall have 10 business days to exercise this

First Right of Refusal. If Lessee exercises this First Right of Refusal, the rent shall be $ 16.50 per sq. ft. (subject to a new base year for increases in operating expenses, being the year in which the right is exercised) and a Tenant Improvement Allowance of $20.00 per sq. ft. shall be provided by the Lessor and shall be prorated based on the remaining term of the lease. This Tenant Improvement Allowance shall be subject to the terms and conditions as stated in Section 4 herein, with any unused monies applying to rent, six months after the lease commencement of the expansion space.
All other terms and conditions of said “Commercial Lease Agreement” and any and all modifications and ramifications thereto, shall remain the same, unchanged and in full force and effect.
Signed in                                          ,                     , the                      day of                     ,2000.

Lessor	Witness

/s/ (ILLEGIBLE)

/s/ (ILLEGIBLE)

Office Plex Partners

By	GENERAL ELECTRIC CREDIT EQUITIES, INCORPORATION

A City (illegible) General partner

	By	/s/ Carl G. Jacobson
CARL G. JACOBSON
Authorized Signature

Lessee	Witness

/s/ Dawn A. Curtis

Wirthlin Worldwide
/s/ (ILLEGIBLE)

By	/s/ Goel A. White

STATE OF ILLINOIS
)
) SS:
COUNTY OF COOK
)
     Before me, a Notary Public in and for said County and State, personally appeared CARL. G. JACOBSON, who acknowledged the execution of the above and foregoing LEASE Agreement for and on behalf of GENERAL ELECTRIC CREDIT EQUITIES INC., a DELAWARE corporation, and who, being first duly sworn, stated that (s)he is empowered and authorized to execute the attached and foregoing LEASE Agreement and Exhibits
     WITNESS my hand and Notarial Seal this 22nd day of January, 2001.

/s/ Nancy G. Tramutola

Notary Public
My commission expires
                    4/8/2001

STATE OF VERGINIA	)

)SS:
COUNTY OF FAIRFAX	)

     Before me, a Notary Public in and for said County and State, personally appeared JOEL A. WHITE, who acknowledged the execution of the above and foregoing LEASE Agreement for and on behalf of DEUMA RESEARCH DBA WIRTHLIN WORLDWIDE a CALIFORNIA corporation, and who, being first duly sworn, stated that (s)he is empowered and authorized to execute the attached and foregoing LEASE Agreement and Exhibits
     WITNESS my hand and Notarial Seal this 18th day of December, 2000.

/s/ Joanne Hansen

Notary Public

My commission expires	Commissioned as
April 30, 2002	Joanne H. Mcguire

COMMERCIAL LEASE AGREEMENT
     THIS LEASE AGREEMENT is made and entered into as of the date as set forth below between OfficePlex Partners, hereinafter referred to as “LESSOR” and The Answer Group hereinafter referred to as “LESSOR” and The Answer Group hereinafter referred to as “LESSEE”.
WITNESSETH:
     1. LEASED PREMISES: In consideration of the rents, terms, provisions and covenants of this Lease, LESSOR hereby leases, lets and demises to LESSEE the following described premises (referred as “leased premises” and containing approximately 11,656 square feet) situated at OfficePlex at Blue Ash, 4665 Cornell Road, Blue Ash, Ohio 45241 (sometimes referred to as “the building” or “the project”). [Mutually Agreed to move to 6-1 Due to Construction Delays.]
     2. TERM: Subject to and upon the condition set forth below, the term of this LEASE shall commence upon April 1, 1996, the “commencement date” and completion date, in accordance with paragraph 11(a), and shall terminate sixty (60) months thereafter.
     3. RENT: (a) LESSEE agrees to pay monthly base rental during the term of the LEASE the sum of Fifteen Thousand, Fifty-five and 67/100 ($15,055,67), which amount shall be payable to LESSOR at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on the date of execution of this LEASE by LESSEE and LESSOR for the first month’s rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the “commencement date” or “completion date” of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term. LESSEE shall pay, as additional rental, all other sums due under this Lease. Note: LESSOR has agreed to reduce the first three months rental obligation for the 11,656 square feet to equal Five Thousand Three Hundred Forty-Two and 33/100 ($5,342.33).
     (b) If any increase in the fire insurance premiums paid by LESSOR for the building in which LESSEE occupies space is caused by LESSEES use and occupancy of the leased premises, or if LESSEE vacates the leased premises and causes an increase in such premiums, then LESSEE shall pay as additional rental the amount of such increase to LESSOR.
     (c) Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by LESSOR in or before the tenth day of the month for which rent is due, or if any other payment due LESSOR by LESSEE is not received by LESSOR on or before the tenth day of the month next following the month in which LESSEE was invoiced, a service charge of zero percent (0%) of such past due amount shall become due and payable in addition to such amounts owed under this lease.
     (d) In the event the operating expenses (as defined below) of LESSOR for the building and/or project of which the leased premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of $5,50 per square foot, LESSEE agrees to pay as additional rental LESSEES percentage share of such excess operating expenses. LESSOR shall, within nine months follow the close of any calendar year for which additional rental is due under this paragraph, invoice LESSEE for the additional rental. The invoice shall include in reasonable detail all computations of the additional rental, and LESSEE agrees to pay the additional rental within ten days following receipt of the invoice. If this LEASE shall terminate on a day other than the last day of a year, the amount of any additional rental payable by LESSEE applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of such year to and including such termination date bears to 365. If at any time during the term of this Lease, LESSOR has reason to believe the per square foot operating expenses for the calendar year will exceed the sum set forth above, LESSOR may by invoice direct LESSEE to prepay monthly one-twelfth of an amount equal to additional rental paid in the previous year. If the invoice delivered within nine months following the close of a calendar year in accordance with this subparagraph 3(e) shows an amount owing by LESSEE that is less than the sum of the monthly payments made by LESSEE in the previous calendar year, the invoice shall be accompanied by a refund of the excess of LESSOR to LESSEE. If such invoice shows an amount owing by LESSEE which is more than the sum of the monthly payments made by LESSEE in the previous calendar year, LESSEE shall pay such deficiency to LESSOR within ten days after receipt of the invoice. During the year in winch this LEASE terminates, LESSOR shall have the option to invoice LESSEE for LESSEES pro rata share of the excess operating expenses based upon the previous year’s excess operating expenses; LESSOR shall invoice LESSEE under this option within thirty days prior to the termination of this LEASE or at any time thereafter. LESSEE shall have the right at its own expense and at a reasonable time to audit LESSOR’S books relevant to the additional rentals due under this paragraph 3. Note: See Paragraph 38A of this Lease for cap on controllable expenses language.
     (e) The term “operating expenses” as used above includes all expenses incurred with respect to the maintenance and operation of the building and/or project of which the leased premises are a part including, but not limited to, maintenance and repair costs, electricity, fuel, water, sewer, grass and other utility charges, security window washing, janitorial services, trash and snow removal, landscaping and pest control, management fees, wages and fringe benefits payable to employees of LESSOR whose duties are connected with the operation and maintenance of the building and/or project amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the building and/or project, all services, supplies, repairs, replacements or other expenses for maintaining and operating the building and/or project including common area, parking area, recreation area and plaza area maintenance. The term “operating expenses” also includes all real property taxes and installments of special assessments, including special assignments due to deed restrictions and/or owner’s associations, which accrue against the building and/or project of which the leased premises are a part during the term of this LEASE as well as all insurance premiums LESSOR is required to pay or deems necessary to pay, including public liability insurance, with respect to the building and/or project. The term “operating expenses” does not include any capital improvement to the building and/or project of which the leased premises are a part nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of LESSOR, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of LESSOR, compensation paid to any employee of LESSOR above the grade of building superintendent, nor any depreciation allowance or expense.
     4. SIGNS:
     (a) LESSOR will furnish and install a suitable building directory and establish suite numbers to facilitate locating and identifying LESSEE’S premises. In order to effect uniformity, to control the graphics, and to maintain dignified aesthetics, LESSOR will also furnish and install at the entrance door to LESSEE’S premises a uniform suite number and plate and a name plate, Signs, name plates or graphics which are wholly within the leased premises within the building will be permitted.
     (b) LESSEE agrees that no other signs (mobile or stationary) of any description shall be erected, placed or painted in or about the leased premises., except as outlined in paragraph 38(J).
     5. USAGE AND INSURANCE: LESSEE warrants and represents to LESSOR that the leased premises shall be used and occupied only for the purpose of general office use. LESSEE shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or LESSOR in its management of the building. LESSEE shall not commit or suffer to be committed, any waste on the leased premises, nor shall LESSEE permit the leased premises to be used in, anyway which would, in the opinion of LESSOR, be extra hazardous on account of fire or otherwise which Would in any way increase or render void the fire insurance on the leased premises or contents of the building.
     6. JANITORIAL SERVICE: LESSOR shall furnish Janitorial services during the term of this Lease. The janitorial services shall be provided five times per week during the term of this Lease, per Exhibit “C”, Cleaning Specifications, attached hereto and made a part hereof.
     7. BUILDING SERVICES: (a) LESSOR shall furnish gas, water and electricity for LESSEE during the term of this Lease. LESSEE shall pay all telephone charges. LESSOR shall furnish LESSEE hot and cold water at those points of supply provided for general use of other tenants in the building, central heating and conditioning in season, LESSOR shall also furnish routine maintenance, painting and electric lighting services for all public areas and special service areas of the building in the manner and to the extent deemed by LESSOR to be standard. LESSOR shall not bear the utility costs (including meter installation and air conditioning costs) occasioned by electrodata processing machines, computers and similar machines of high electrical consumption, Failure by LESSOR to any extent to furnish these defined services, or any cessation thereof, resulting from causes beyond the control of LESSOR shall neither render LESSOR liable in any respect for damages to either person or property, be constructed as an eviction of LESSER work an abatement of rent nor relieve LESSEE from fulfillment of any covenant in this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, LESSOR shall use reasonable diligence to repair the same promptly, but LESSEE shall have no claim for rebate on account of any interruption in service occasioned from the repairs.
     (b) LESSOR shall furnish and install window coverings on all exterior windows or install any other window covering which would affect the exterior appearance of the building. LESSEE may install lined or unlined over draperies on the interior sides of the LESSOR furnished draperies, for interior appearance, or to reduce light transmission provided such over draperies do not affect the exterior appearance of building.
     8. PARAGRAPH INTENTIONALLY OMITTED
     9. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, LESSOR shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises during the term of this Lease, except repairs to walls, doors, corridors, windows and other structure and equipment with in and serving the leased premises, and additional maintenance as may be necessary because of damage by persons other than LESSER, its agents, employees, invitees, licensees or visitors, and as may be necessary solely because of the negligence of LESSOR, WHICH repairs shall be made by LESSOR at its expense beginning not more than five (5) days after written notice by LESSEE, unless a permit is required, in which case the repair period will begin when the permit is approved, LESSOR’s cost of maintaining the items set forth in this subparagraph are subject to the additional rental provisions in paragraph 3. LESSOR shall not be liable to LESSEE, except as expressly provided in this Lease, for any damage or inconvenience, and LESSEE shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by LESSOR under this Lease, unless due to the gross negligence of the LESSOR.
     (b) LESSEE shall not allow any damage to be committed on any portion of the leased premises, and at the termination of this Lease, by lapse of time or otherwise, LESSEE shall deliver the leased premises to LESSOR in as good condition as existed at the commencement date or completion date of this Lease, ordinary wear and tear expected. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by LESSEE, and if LESSOR undertakes to restore the leased premises, it shall have a right of reimbursement against LESSEE.

     (c) All requests for repairs or maintenance that are the responsibility of LESSOR pursuant to any provision of this LEASE must be made in writing to LESSOR at the address set forth below.
     10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: LESSEE, at LESSEES expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the leased premises. LESSEE will comply with the rules of the building adopted by LESSOR which are set forth on a schedule attached to this Lease. LESSOR shall have the right at all time to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the leased premises. All changes and amendments in the rules and regulations of the building will be sent by LESSOR to LESSEE in writing and shall thereafter be carried out and observed by LESSEE.
     11. LESSOR IMPROVEMENTS:
     (a) If construction to the leased premises is to be performed by LESSOR prior to LESSEE’S occupancy, LESSOR will, at its expense, commence and/or complete the construction of the improvements constituting the leased premises, including partitions, in accordance with the floor plan and its specifications agreed to by the parties and made a part of this LEASE by reference to the Exhibits “A” and “B”, attached hereto and becoming a part hereof. The plans and specifications shall be approved and signed by the parties prior to the commencement of construction. Any changes or modification to the approved plans and specifications shall be made and accepted by written change order, which will specify costs, signed by LESSOR and LESSEE and shall constitute an amendment to this Lease. Upon completion of the building and other improvements in accordance with the plans and specifications, LESSEE agrees to execute and deliver to LESSOR a letter accepting delivery of the leased premises.
     (b) Tenant Improvement Allowance. LESSOR shall provide $10.00 per rentable square foot for tenant improvements, not to exceed $116,560.00. LESSEE shall use this tenant improvement allowance for purposes related to improving the leased premises (i.e. construction upgrades, wiring and cabling, security and telephone systems, etc.). Any amount of tenant improvement allowance not spent will be applied as a credit toward base rent. An additional $3,000.00 move allowance will be provided to LESSEE by LESSOR.
     (c) Construction Bid Process. The construction process shall be managed by West Shell Commercial Inc. The LESSEE may review the bid process as it progresses. The LESSEE will submit the names of two construction companies to the LESSOR to bid on the necessary improvements. LESSOR will approve the companies that will bid, which approval will not unreasonably withheld. The tenant improvements to be performed must meet with building codes, building standards, and LESSOR’s approval. Such tenant improvements must be completed in a workman-like manner. The LESSOR reserves the right to select the construction company who would perform the necessary improvements. If bids are provided at less than the allowance as stated in paragraph 11 (b), but LESSOR chooses a higher bid, LESSOR will pay the amount to excess of the allowance.
     (d) Space Planning. LESSOR agrees provide all necessary space planning at its sole cost. (Terry-DeRees and Associates will prepare the necessary space plans).
     12. ALTERATIONS AND IMPROVEMENTS: LESSEE shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of LESSOR, not to be unreasonably withheld. Any alterations, physical additions or improvements to the leased premises made by LESSEE shall at once become the property of LESSOR and shall be surrendered to LESSOR upon the termination of this Lease.
     13. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which they are being used, this LEASE shall terminate and the rent shall be abated during fee unexpired portion of this LEASE effective on the date physical possession is taken by the condemning authority, LESSEE shall have no claim to the LESSOR’s condemnation award. LESSEE shall have the right to pursue any of its own condemnation awards.
     (b) In the event a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulations, or right of eminent domain or by purchase in lieu thereof, and this LEASE is not terminated as provided in sabparagraph (a) above, LESSOR may, at LESSOR’s sole risk and expense, restore and reconstruct the building and other improvements of the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this LEASE during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. LESSEE shall have no claim to the LESSOR’s condemnation award. LESSEE shall have the right to pursue any of its own condemnation awards.
     14. FIRE AND CASUALTY: (a) If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be so damaged so that rebuilding cannot reasonably be completed within ninety (90) calendar days after the date of written notification by LESSEE to LESSOR of the destruction, this LEASE shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of written notification.
     (b) If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety (90) calendar days from the date of written notification by LESSEE to LESSOR of the destruction, this LEASE shall not terminate, but LESSOR may at its sole risk and expense proceed with reasonable diligence, and LESSOR has the duty to pursue immediately to rebuild or rapair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of LESSEE, its agents, employees, invitees or those for whom LESSEE is responsible, the rent payable under this LEASE during this period for which the leased premises are untenable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that LESSOR fails to complete the necessary repairs or rebuilding within ninety (90) calendar days from the date of written notification by LESSEE to LESSOR of the destruction, LESSEE may at its option terminate this LEASE by delivering written notice of termination to LESSOR whereupon all rights and obligations under this LEASE shall cease to exist. LESSOR’s written response to LESSEE’s written notice will be within twenty (20) calendar days.
     15. PROPERTY INSURANCE: LESSOR shall at all times during the term of this LEASE maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against all risk of direct physical loss in an amount equal to ninety percent (90%) of the full replecement cost of the building structure and its improvements as of the date of the loss; provided, that LESOR shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of LESSEE or which LESSEE may have upon or within the leased premises or any fixtures installed by or paid for by LESSEE upon or within the leased premises or any additional improvements which LESSEE may construct on the leased premises.
     16. INSURANCE INDEMNIFICATION: LESSEE shall indemnify and hold LESSOR harmless from any liability for damages to any person in on or about the Leased Premises, from any cause whatsoever due to any negligence on the part of the LESSEE, its employees and invitees, and LESSEE shall procure and keep in effect during the term hereof public liability and property damage insurance protecting LESSOR and LESSEE from all causes, including their own negligence, having minimum limits of liability of One Million and 00/100 Dollars($1,000,000.00) for damages resulting to one person, One Million and 00/100 Dollars ($1,000,000.00) for damages resulting from one casualty, and One Hundred Thousand and 00/100 Dollars ($100,000.00) for property damage resulting from any one occurrence. LESSEE shall deliver policies of such insurance or certificates thereof to LESSOR, which shall not be cancelable without thirty (30) days’ written notice to LESSOR, and in the event LESSEE shall fail to procure such insurance, LESSOR may, at its option, procure the same for the account of LESSEE, and the cost thereof shall be paid to LESSOR as additional rent upon receipt by LESSEE of bills thereof.
     17. WAIVER OF SUBROGATION: Anything in this LEASE to the contrary notwithstanding LESSOR and LESSEE hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action against each other, their agents, officers, and employees for any loss or damage that may occur to fee leased premises, improvements to the building of which the leased premises are a part or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of LESSOR or LESSEE and their agents, officers and employees, and invitees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party is this LEASE agrees immediately to give to each insurance company which has issued, to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph. Failure of LESSOR or LESSEE to deliver the written notices required herein shall not adversely affect the Waiver of Subrogation provisions of this LEASE.
     18. HOLD HARMLESS: LESSOR shall not be liable to LESSEES employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises caused by the negligence or misconduct of LESSEE, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by LESSEE, or caused by the building and improvements located on the leased premises becoming out of repair, or caused by leakage of gas, oil, water or steam, or by electricity emanating from the leased premises. LESSEE agrees to indemnify and hold harmless LESSOR of and from any loss, expenses or claims arising out of any such damage or injury, unless due in some way to LESSOR’s gross negligence.
     19. QUIET ENJOYMENT: LESSOR warrants that it has full right to execute and to perform this LEASE and to grant the estate demised and that LESSEE, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this LEASE as well as any extension or renewal thereof. LESSOR warrants that it has a duty to enforce the Quiet Enjoyment provisions of this LEASE and the Rules and Regulations attached and made a part of this LEASE.
     20. LESSOR’S RIGHT OF ENTRY: LESSOR shall have the right, at all reasonable non-business hours, with 24 hours notice (except in emergencies) to enter the leased premises for the following reasons: inspection; cleaning or making repairs; making alterations or additions as LESSOR may deem necessary or desirable; determining LESSEES use of the leased premises, or determining if an act of default under this LEASE has occurred.
     21. ASSIGNMENT OR SUBLEASE: LESSOR shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. LESSEE shall not assign this LEASE or sublet all or any part of the leased premises without the prior written consent of LESSOR, which consent shall not be unreasonably withheld. LESSOR shall have the option, upon receipt from LESSEE of written request for LESSOR’s consent to subletting or assignment to cancel this LEASE, only for the portion of the Premises that the LESSEE is requesting to be subleased, as of the date the requested subletting or assignment is to effective. The option shall be exercised, if at all within fifteen (15) days following LESSOR’s receipt of such written request by delivery to LESSEE of written notice of LESSOR’s intention to exercise the option. In the event of any assignment or subletting, LESSEE shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon fee occurrence of an “event of default” as defined below, if all or any part of the leased premises are then assigned or sublet LESSOR, in addition to any other remedies provided by this LEASE or provided by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to LESSEE by reason of the assignment or sublease, and LESSOR shall have a security interest in all properties on the leased premises to secure payment of such sums. Any Collection directly by LESSOR from the assignee or subtenant shall not be construed to constitute a novation or a release of LESSEE from the further performance of its obligations under this Lease. A change in ownership of LESSEE’s business shall not constitute an assignment of LESSEE’s space.
     22. THIS SECTION INTENTIONALLY OMITTED.
     23. THIS SECTION INTENTIONALLY OMITTED.
     24. DEFAULT BY LESSEE: The following shall be deemed to be events of default by LESSEE under this Lease:
     (a) LESSEE shall fail to pay within five (5) days of written notice by LESSOR to LESSEE, when due any installment of rent or any other payment required pursuant to this Lease;
     (b) LESSEE shall abandon any substantial portion of the leased premises;
     (c) LESSEE shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to LESSEE;
     (d) LESSEE shall file a petition or be adjudged bankrupt or insolvent under the National Bankruptcy Act, as a mended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of LESSEE; or LESSEE shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or
     (e) LESSEE shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part, if the lien is not satisfied in ten (10) days.
     25. REMEDIES FOR LESSEE’S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, LESSOR shall have the option to pursue any remedies permitted by and in accordance with the laws of the State of Ohio, or any jurisdiction or venue to which both parties to this LEASE agree.
     26. WAIVER OF DEFAULT OR REMEDY: Failure of LESSOR to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but LESSOR shall have the right to declare the default at any time and take such actions as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in paragraph 25 above shall not preclude pursuit of any one or more of the remedies provided elsewhere in this LEASE or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to LESSOR by reasons of the violation of any of the terms, provisions or covenants of this Lease. Failure by LESSOR to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.
     27. ACTS OF GOD: LESSOR shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to LESSEE, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.
     28. THIS PARAGRAPH INTENTIONALLY OMITTED.

     29. HOLDING OVER: In the event or holding over by LESSEE after the expiration or termination of this Lease, the hold over shall be as a tenant at will and all of the terms and provisions of this LEASE shall be applicable during that period, except that LESSEE shall pay LESSOR as rental for the period of such hold over an amount equal to one and one-fourth the rent which would have been payable by LESSEE had the hold over period been a part of the original term of this Lease. LESSEE agrees to vacate and deliver the leased premises to LESSOR upon LESSEE’S receipt of notice from LESSOR to vacate. The rental payable during the hold over period shall be payable to LESSOR on demand. No holding over by LESSEE, whether with or without consent of LESSOR, shall operate to extend this LEASE except as otherwise expressly provided.
     30. RIGHTS OF FIRST MORTGAGEE: LESSEE accepts this LEASE subject and subordinate to any recorded first mortgage or deed of trust lien presently existing or hereafter created upon the leased premises. LESSOR is hereby irrevocably vested with full power and authority to subordinate LESSEE’S interest under this LEASE to any first mortgage or deed of trust lien hereafter placed on the leased premises, and LESSEE agrees upon demand to execute additional instruments the subordinating this LEASE as LESSOR may require. If the interest of LESSOR under this LEASE shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the leased premises, LESSEE shall be bound to the transferee (sometimes called the “purchaser”), at the option of the Purchaser, under the terms, covenants and conditions of this LEASE for the balance of the term remaining and any extensions or renewals, with the same force and effect as if the Purchaser were LESSOR under this Lease, and, if requested by the Purchaser, LESSEE agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its LESSOR.
     31. ESTOPPEL CERTIFICATES: LESSEE agrees to furnish promptly, from time to time, upon request of LESSOR or LESSOR’s mortgagee, a statement certifying, if applicable, that LESSEE is in possession of the leased premises; the leased premises are acceptable; the LEASE is in full force and effect the LEASE is unmodified; LESSEE claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by LESSOR; and such other matters as may be reasonably required by LESSOR or LESSOR’s mortgagee. The LESSOR will be responsible for preparing the certificate document for LESSEE’s signature.
     32. SUCCESSORS: This LEASE shall be binding upon and inure to the benefit of LESSOR and LESSEE and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should LESSOR’s interest in the leased premises cease to exist for any reason during the term of this lease, then notwithstanding the happening of such event this LEASE nevertheless shall remain unimpaired and in full force and effect and LESSEE hereunder agrees to attorn to the then owner of the leased premises .
     33. RENT TAX: If applicable in the jurisdiction where the leased premises are situated, LESSEE shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to LESSOR by LESSEE under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.
     34. DEFINITIONS: The following definitions apply to the terms set forth below as used in this Lease.
     (a) An “act of God” or “force majeure” is defined for the purposes of this LEASE as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of LESSOR and which by the exercise of due diligence LESSOR is unable, wholly or in part, to prevent or overcome.

     (b) The “commencement date” shall be the date set forth in paragraph 2. The “commencement date” shall constitute the commencement of this LEASE far all purposes, whether or not LESSEE has actually taken possession.
     (c) The “completion date” shall be the date on which the improvement erected and to be erected upon the leased premises shall have been completed in accordance with the plans and specifications described in paragraph 11. LESSOR shall use its best efforts to establish the “completion date” as the date set forth in paragraph 2. In the event that the improvements have not in fact been completed as of that date, LESSEE shall notify LESSOR in writing of its objections. LESSOR shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary, and shall notify LESSEE in writing as soon as it deems such corrective action has been completed so that the improvements are completed and ready for occupancy. Taking of possession by LESSEE shall be deemed to establish conclusively that the improvements have been completed and that the leased premises are in good and satisfactory condition, as of the date possession was so taken by LESSEE, except for talent defects, if any.
     (d) “Real property tax” means all school, city, state and county taxes and assessments including special district taxes or assessments.
     (e) “Square feet” or square foot” as used in this LEASE includes the area contained within the space occupied by LESSEE together with a common area percentage factor of LESSEE’S space proportionate to the total building area.
     (f) “Non-Controllable Expenses” are insurance taxes, building utilities, and snow removal. All other expenses will be considered controllable for purposes of this LEASE.
     35. MISCELLANEOUS: The captions appearing in this LEASE are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of such paragraph. If any provision of this LEASE shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provision shall continue in full force and effect.
     36. NOTICE: (a) All rent and other payments required to be made by LESSEE shall be payable to LESSOR at the address set forth below.
     (b) All payments required to be made by LESSOR to LESSEE shall be payable to LESSEE at the address set forth below, or at any other address within the United States as LESSEE may specify from time to time by written notice.
     (c) Any notice or document required or permitted to be delivered by this LEASE shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage paid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below.

LESSOR:	LESSEE:
OfficePlex Partners	The Answer Group
c/o West Shell Inc.	4665 Cornell Road, Suite 150
4665 Cornell Road	Cincinnati, Ohio 45242
Cincinnati, Ohio 45242	Attn: Mr. Phil Parker
     37. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES UNDERSTANDING, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO

IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LESSOR AND LESSEE.
     38. OTHER PROVISIONS:
     38A. Operating Expense Pass-Throughs. As it pertains to Paragraph 3(e) and 3(f) of the “Commercial lease Agreement”, operating expenses are set at $5.50 per rentable square foot. LESSEE shall be responsible for annual increase in operating expenses on a percentage basis over the term of the Lease, not to exceed four percent (4%) on controllable expenses per year. Not included as controllable expenses are real estate taxes, insurance, snow removal, and utilities. Operating expenses shall be grossed up to reflect a 100%-occupied building.
     38B. Right of First Refusal. LESSOR agrees to offer LESSEE the “right of first refusal” for any adjacent office space which would become available during the term of the lease, provided there is at least a minimum of one hundred eighty (180) days remaining on the term of LESSEE’s lease renewal. LESSEE would have five(5) business days from the date of such notice in which to exercise the “first right of offer”. The terms and conditions for such additional space shall be equal to market rental rate, and in no event shall be less than the original lease rental rate which begins April 1, 1996 and such term shall be coterminous with the Lease. The right of first refusal will become effective only when a bona fide offer for the space has been made by a third party.
     38C. Renewal Options: LESSOR agrees to provide two (2), five (5) year renewal options at market rate with a one hundred eighty (180) day prior written notice from the LESSEE which to exercise the renewal option. In no event shall the rental rate be lower than the last previous year’s rental rate. All other non-economic terms and conditions shall be substantially the same as in the preliminary lease. Lease extension shall be accomplished through an amendment to existing lease.
     38D. Refurbishment for Additional Renewal Period(s). LESSOR agrees to provide an allowance of $3.00 per rentable square foot for the purpose of refurbishing all of the space. The specific allowance shall be provided at the beginning of each renewal period.
     38E. Building Hours. For purposes of providing HVAC to the Leased Premises, the building will have normal operating hours of 7:00 AM to 11:00 PM, Monday through Friday, and 9:00 AM to 5:00 PM on Saturday, and 1:00 PM to 9:00 PM on Sunday. These building hours are specific to the LESSEES use of their space and their location within the building.
     38F. Security. The building provides twenty-four (24) hour access to the building through a card key access system.
     38G. Utilities. Utilities will be provided by LESSOR, based on current usages as per building hours stated above. LESSEE shall be responsible for any after hours HVAC usage. Such after hours HVAC usage shall be charged to LESSEE at a rate of $10.00 per hour.
     38H. Americans With Disabilities Act. LESSOR agrees that it is LESSOR’s responsibility at its cost to provide the appropriate considerations for the compliance with the Americans with Disabilities Act (only in building’s common areas).
     38I. Building Smoking Policy. LESSOR shall designate all common areas inside the office building, including vestibules, as non-smoking. Specific non-smoking signs will be posted at LESSOR’s sole discretion. In no event will the LESSOR be responsible for enforcing the non-smoking policy.
     38J. Signage. LESSOR shall permit LESSEE, at LESSEE’s sole cost to establish and erect a sign in the berm area in the entrance road to the office building. Type, size and actual location of such sign must meet with LESSOR’S approval, which shall not be unreasonably withheld. The sign will not be lighted, or greater in height than the existing OfficeFlex sign that is in the been area.
     38K. Parking. LESSOR shall provide twelve (12) reserved parking spaces for LESSEE’S use and four (4) building visitor spaces. LESSOR shall have the right to designate the actual location of these parking spaces. LESSOR shall not be responsible to police the reserved spaces. The visitor’s spaces will be provided close to the front entrance of the building. See Exhibit D for location of parking spaces.
     38L. Brokerage Fee. The LESSOR shall pay a brokerage fee to the Staubach Company equal to three percent (35%) of the total aggregate amount of the net rent (gross rent less operating expense equals net rent). The brokerage fee shall equal $16,609.80, due and payable half upon LESSEE and LESSOR signing this Amendment No. 1 and half upon LESSEE occupying the Expansion Space as outlined in Exhibit “B”. In no event shall the LESSOR be responsible or liable for any future or subsequent lease renewal(s) and/or expansion(s).
     The LESSOR shall pay brokerage fee to West Shell Inc. equal to three percent (3%) of the total aggregate amount of the net rent. Such payment shall be consistent to the listing agreement which WestShell Inc, has with LESSOR.
Signed at Cincinnati, OH this 7 day of December 1995.

LESSOR:		LESSEE:

Office Plex Partners		The Answer Group

BY	/s/ Mel Mellis	BY	/s/ PHILLIP A. PARKER

Mel Mellis, President/General Partner		PHILLIP A. PARKER EVP & COO
(TYPE NAME AND TITLE)		(TYPE NAME AND TITLE)

WITNESSES FOR LESSOR:		WITNESSES FOR LESSEER:

JEAN ALLEN		Janet b. Pauciuto

MARY PATER		Beth Schneider

STATE OF OHIO	)
)SS:
COUNTY OR WARREN	)
          Before me, a Notary Public in and for said County and State, personally appeared Phillip Parker, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of The Answer Group, a                      corporation, and who, being first duty sworn, stated that (s)he is empowered and authorized to execute the attached and foregoing Lease Agreement and Exhibits
     WITNESS my hand and Notarial Seal this 7 day of December, 1995

/s/ J. Faye Deardurff
Notary Public

My commission expires
J. FAYE DEARDURFF Notary Public, State of OHIO My Commission Expire Aug 23, 1996

aug 23, 1996

STATE OF OHIO	)
)SS.
COUNTY OF HAMELTON	)
          Before me, a Notary Public in and for said County and state, personally appeared Mel Mellis who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of Office Plen Partners Ohio Parternership and who being first duly sworn, stated that (s)he is empowered and authorized to execute the attached and foregoing Lease Agreement and Exhibits
     WITNESS my hand and Notarial Seal this 2nd day of January, 1996.

/s/ Mary E. Pater
Notary Public

My commission expires

June 16, 1998	MARY E. PATER Notary Public State of Ohio My Commission Expires on June 18, 1998 June 18, 1998

EXHIBIT “A”
EXHIBIT A
Attached to and made part of the LEASE executed the 7 day of December 1995, between the undersigned.

OFFICEPLEX PARTNERS
LESSOR

By	/s/ Mel Mellis

The Answer Group
LESSEE

By	/s/ Phillip A. Parker

EXHIBIT “C”
JANITORIAL SERVICE
     LESSOR agrees, at its sole cost and expense, to furnish the following janitorial services by such contractors selected by LESSOR from time to time. LESSOR reserves the right to modify the following schedule and scope of janitorial services to the extent deemed necessary by LESSOR to maintain the leased premises and building in a manner consistent with first class office buildings in Cincinnati, Ohio:

Resilient Floors and Stairways

Daily:	Dust mop and remove spillage; damp mop during
inclement weather

Weekly:	Damp mop

Bi-Monthly:	Damp mop and spray buff

Semi-Annually:	Scrub and refinish

As required:	Strip and refinish

Carpet Areas

Daily	Vacuum.

Weekly:	Remove spots from lobby

Monthly:	Remove obvious spots

As required:	Shampoo and steam extract

Desk

Daily:	Dust and spot clean all open tops

Weekly:	Polish open tops

Monthly:	Dust complete

Chairs

Twice Weekly:	Dust sides and bottoms

Weekly:	Vacuum

Ash Trays and Urns

Daily:	Empty and wet wipe

Waste Receptacles

Daily:	Empty

File Cabinets

Daily:	Dust tops

Monthly:	Dust sides

Table and Stands

Daily:	Dust tops

Weekly:	Dust complete

Picture and Frames

Weekly:	Dust

Ledges and Window Sills

Weekly:	Dust

Monthly:	Wet wipe

Telephones

Weekly:	Clean and disinfect

Drinking Fountains

Daily:	Clean, polish and disinfect

Elevators and Doors

Daily:	Clean, polish and vacuum

Glass Partitions

Semi -Weekly:	Spot clean

Quarterly:	Wash

Entrance Doors

Daily:	Spot clean

Weekly:	Clean complete

Office Sinks

Daily:	Clean and polish

Venetian Blinds

Monthly:	Vacuum

Vents and Louvers

Monthly:	Vacuum

Light Switches, Doors
and Frames

Weekly:	Complete clearing not included but marks will be removed if it does not spoil general appearance.

Restrooms
Daily:	A.	Empty and disinfect all waste receptacles

	B.	Polish all metal and mirrors

	C	Clean and disinfect all wash basins, toilets and urinals

urinals	D.	Disinfect underside and tops of toilet seats

	E.	Spot clean walls around wash basins

	F.	Mop floor with germicidal solution

Weekly:	A.	Wash and polish all partitions

	B.	Wash all ledges

Monthly:	A.	Scrub all floors; refinish if required

RULES AND REGULATIONS
1. LESSOR agrees to furnish LESSEE two keys without charge. Additional keys will be furnished at a nominal charge.
2. LESSEE will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the leased premises for LESSEE, to LESSOR for LESSOR’s approval, which approval shall not be unreasonably withheld, and supervision before performance of any contractual service. This provision shall apply to all work performed on or about the leased premises or project including installation of telephones, telegraph equipment electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, ceilings and equipment or any other physical portion of the leased premises or project.
3. LESSEE shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.
4. LESSEE shall not place, install or operate on the leased premises or in any part of the building, any engine, open flame stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of LESSOR.
5. LESSOR will not be responsible for lost of stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.
6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.
7. Employees of LESSOR shall not receive or carry messages for or to any LESSEE or other person, nor contract with or render fee of paid services to any LESSEE or LESSEE’S agents, employees or invitees.
8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area be used by LESSEE’S agents, employees or invitees at any time for purposes inconsistent with their designation by LESSOR.
9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.
10. No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises, or any unreasonable use.
11. Nothing shall be thrown out of the windows of the building or down the stairways or other passages.
12. LESSEE and its employees, agents and invitees shall park their vehicles only in those parking areas designated by LESSOR. LESSEE shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If LESSEE or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, LESSOR, after giving written notice to LESSEE of such violation, shall have the right to remove such vehicles at LESSEE’S expense.

Tower Section (If Applicable)
13. Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by LESSEE of any merchandise or materials, which require use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by LESSOR. All such movement shall be under supervision of LESSOR and carried out in the manner agreed between LESSEE and LESSOR by prearrangement before performance. Such prearrangement will include determination by LESSOR of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. LESSEE assumes, and shall indemnify LESSOR against, all risks and claims of damage to persons and properties arising in connection with any said movement.
14. LESSOR will provide and maintain an alphabetical directory board in the ground floor lobby of the building and allot one name strip for LESSEE.
15. LESSOR shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.
It is LESSOR’s desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for LESSEES. Any action or condition not meeting this high standard should be reported directly to LESSOR. Your cooperation will be mutually beneficial and sincerely appreciated. LESSOR reserves the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be necessary, for the safety, care and cleanliness of the leased premises, and for the preservation of good order therein.